Exhibit 12
                                                    Form 10-Q
                                                    For the Six
                                                    Months Ended
                                                    March 31, 1997



                            Lucent Technologies Inc.
                Computation of Ratio of Earnings to Fixed Charges

                              (Dollars in Millions)
                                   (Unaudited)


                                                           For the Six
                                                           Months Ended
                                                          March 31, 1996

Earnings Before Income Taxes...........................       $ 1,506

Less Interest Capitalized during
  the Period...........................................             7
Less Undistributed Earnings of Less than 50%
  Owned Affiliates.....................................             1

Add Fixed Charges......................................           236

Total Earnings ........................................       $ 1,734



Fixed Charges

Total Interest Expense Including Capitalized Interest..         $ 178

Interest Portion of Rental Expense.....................            58

    Total Fixed Charges................................         $ 236

Ratio of Earnings to Fixed Charges.....................           7.3